EXHIBIT 10.52

NO.A103A06013

LOAN CONTRACT

Bank of Communications

Agreement on Transfer of Receivables

Jiao Yin YYYY Zi No.

Party A:Pemstar (TianJin) Enterprise Co,Ltd.

Address:

Legal Representative:

Party B: TianJin Branch, Bank of Communications

Address:

Legal Representative:

Whereas Party intends to transfer the receivables of RMB              under the Sales Contract for              that Party A executed with                      Company (hereinafter called “the Third Party”) to Party B in order to timely take back receivables to improve the utilization efficiency of funds, Party A and Party B have hereby entered into this Agreement through consultation.

Article I

The subject matter of this Agreement is the receivables that the Third Party shall pay to Party A as stipulated in the Sales Contract executed between Party A and the Third Party. All other rights that Party A enjoys and obligations that Party A bears shall remain with Party A, being irrelevant to Party B. However, the guaranty placed for guaranteeing the realization of the creditor’s right on Party A’s receivables under the Sales Contract shall be transferred to Party B together with the creditor’s right on the receivables.

Article II

The details of the receivables under the Sales Contract that Party A transfers to Party B are listed in the table below:

Invoice #	Invoice Value	Transfer Price of Receivables	Discount for Transfer	Payment Maturity Date Set in the Sales Contract	Period of Grace	Dater of Buy-back	Name of Commodity

Total	64928375.48	55494337.95	291345.27		0	Apr-9-2006

Article III

The Transfer Price accepted by both parties for the receivables is RMB55,494,337.95yuan with transfer discount being RMB291,345.27yuan. The Transfer Price shall be paid by Party B to Party B’s settlement account at Party B within three (3) banking days after this Agreement has been signed by both parties and Party A has performed the obligations set in Article IV and Article VI hereof. The Transfer Discount shall be deducted from Party A’s settlement account by Party B while paying the Transfer Price.

Article IV

Party A shall submit all the Sales Contract, invoices, delivery receipts and all other commercial vouchers and documents necessary for the verification of Party A’s legitimate creditor’s right to Party B within three (3) days of the signing hereof. The submission of the abovementioned vouchers and documents shall be a precondition for Party B’s performance of the obligation to pay the Transfer Price.

Article V

Party A shall notify the Third Party of the transfer of the receivables and the change to payment terms set in the Sales Contract in writing in the format of “Notice of Transfer of Receivables” attached hereto.

Article VI

To perform this Agreement, Party A shall open and maintain a Settlement Account numbered 120066021018010004657 . The receivables hereunder that Party A receive from the Third Party on behalf of Party B shall be deposited in the Settlement Account. The opening and maintenance of the Settlement Account shall be a precondition for Party B’s performance of the obligation to pay the Transfer Price. Party B shall be entitled to deduct the receivables directly from the Settlement Account after they have been paid to the Settlement Account

Article VII

After the transfer of the receivables, Party B shall entrust Party A to collect the receivables for the Third Party. Party A shall, in accordance with the requirement of the “Notice of Transfer of Receivables” attached hereto, notify and urge the Third Party to timely and fully pay the payment of the Sales Contract to the Settlement Account specified in Article VI hereof. In case the Third Party pays the receivables to any other account by mistake, Party A shall transfer the payment to the Settlement Account specified in Article VI the same day as such payment is received. For any delay of the transfer of the payment, Party B shall be entitled to receive a penalty from Party A at the rate of          ten thousandths per diem and Party A shall irrevocably authorize Party B to deduct such penalty and receivables directly from any of Party A’s account opened at the Bank of Communications.

Article VIII

Party A warrants that:

1.	the Sales Contract corresponding to the receivables transferred by Party A to Party B according to this Agreement is legitimate and valid and Party A has performed the delivery and all other obligations of Party A under the Sales Contract;

2.	no article forbidding Party A’s transfer of creditor’s right is contained in the Sales Contract corresponding to the receivables transferred by Party A to Party B in accordance herewith;

3.	Party A and the Third Party shall not make any amendment to the Sales Contract after the transfer of the receivables;

4.	Party A shall strictly perform the Sales Contract to prevent any adverse influence on his right to receive the payment due to improper performance;

5.	no dispute that may lead to the Third Party’s refusal to pay such receivables exists with the creditor’s right that Party A shall transfer, including without limitation any lien, mortgage and repeated transfer and no does any claim or performance of right of setoff of the Third Party exist.

6.	should any situation whereby the Third Party claims for turn of payment, price deduction, payment of penalty or compensation occur due to dispute arising out of the Sales Contract after the Third Party has effected the payment, the payment for such claims shall be born by Party A and Party B shall not intervene into any dispute between Party A and Party B out of the Sales Contract nor shall Party B bear any responsibility of Party A under the Sales Contract.

Article IX Buyback

1.	In case the Third Party fails to pay the receivables in full to the Settlement Account specified in Article VI hereof by the Date of Buyback stipulated herein or advanced Date of Buyback proclaimed by Party B, Party A shall perform his liability to buyback to Party B for the receivables.

2.	In case the situation stated in the previous paragraph happens, Party B shall immediately notify Party A in writing to require Party A to pay the receivables in full to the Settlement Account within stipulated time limit.

3.	After receiving payment made by Party A, Party B shall retransfer the original title to the receivables transferred to him by Party A to Party A and notify the Third Party in writing.

Article X

Should the Third Party indicate that he will not pay the whole of part of the contractual payment expressly in writing or act due to dispute arising out of the Sales Contract, Party B shall have the right to proclaim advancement of the Date of Buyback and require Party A to bear the liability of buyback. Party A shall pay the amount of buyback to the Settlement Account specified in Article VI hereof. After buyback, Party B shall retransfer the original title to the receivables transferred to him by Party A to Party A and notify the Third Party in writing. No adjustment shall be made on the Transfer Discount irrespective for what reason the transferor is required to buyback in advance.

Article XI

Where the receivables corresponding to more than one invoice under a same sales contract is transfer together and of which the receivables corresponding to one or more of such invoices are in arrears, Party B shall have the right to proclaim the advancement of the Date of Buyback of other undue receivables and Party A’s obligation to buyback shall be automatically generated. Party A shall pay the amount of buyback to the Settlement Account specified in Article VI hereof on the day next to the Date of Buyback proclaimed by Party B. After Party A has paid the amount of buyback in full, the receivables corresponding to the amount of buyback shall be retransferred to Party A and Party B shall notify the Third Party.

Article XII

Within three (3) banking days after Party B has received all the receivables or after Party A has paid up all the amount of buyback, Party B shall notify Party A to withdraw the originals of all the vouchers and documents described in Article IV hereof.

Article XIII Liability for Breach

1.	In case Party A fails to perform his obligations under Article V hereof, that is, Party A fails to notify the Third Party of the transfer of the receivables or the Third Party fails to receive such notice, the transfer of the receivables shall not take effect. In such cases, Party A shall repay the Transfer Price he has received under Article III hereof to Party B and shall pay Party B a penalty at the rate of ten thousandths per diem calculated from the day next to the Date of Buyback or the advanced Date of Buyback proclaimed by Party B to the date on which Party A has actually repaid the Transfer Price. Party B shall not return the Transfer Discount received from Party A under Article III hereof.

2.	In case Party A fails to perform his obligations for guaranty under 1, 2 of Article VIII hereof causing this Agreement to be invalid, Party A shall repay the Transfer Price to Party B in accordance with Article III hereof and shall pay a penalty to Party B as compensation for damage at the rate of then thousandths per diem calculated from from the day next to the Date of Buyback or the advanced Date of Buyback proclaimed by Party B to the date on which Party A has actually repaid the Transfer Price. Party B shall not return the Transfer Discount received from Party A under Article III hereof.

3.	In case Party A fails to perform his obligations for guaranty under 3, 4 of Article VIII hereof and amends the Sales Contract with the Third Party or Party A fails to perform his obligations under the Sales Contract causing the Third Party’s failure to perform, or refusal to perform or incomplete performance of his obligations to pay the receivables to Party A, Party A shall bear the liability to buy back the part in connection with the Third Party failure to perform, or refusal to perform or incomplete performance of his obligations and shall pay Party B the amount of buyback in full on the day next to the Date of Buyback or the advanced Date of Buyback proclaimed by Party B. For any delay of the payment, Party B shall be entitled to receive a penalty from Party A at the rate of          ten thousandths per diem until Party A has actually bought back.

4.	In case Party A fails to perform his obligations for guaranty under 5 of Article VIII hereof causing Party A unable to receive the payment in full on the Date of Buyback, Party A shall bear the liability to buyback the part on which the Third Party fails to pay and shall pay Party B the amount of buyback in full on the day next to the Date of Buyback or the advanced Date of Buyback proclaimed by Party B. For any delay of the payment, Party B shall be entitled to receive a penalty from Party A at the rate of ten thousandths per diem until Party A has actually bought back.

5.	In case Party A fails to perform his obligations to buy back within the time limit specified in 2 of Article IX, Party A shall continue to bear his obligations to buy back and shall pay Party B a penalty calculated at ten thousandths per diem from the day next to the date of expiration of performance time limit stipulated in 2 of Article IX until Party A has actually bought back.

6.	Party A hereby irrevocably authorizes Party B to deduct the payment described in this paragraph and all foregoing paragraphs directly from any of Party A’s account opened at the Bank of Communications.

Article XIV Definitions

1.	The “Date of Buyback” herein refers to the time limit for the Third Party to pay the receivables as stipulated in the Sales Contract corresponding to the receivables that Party A transfers to Party B plus days.

(Refer to Article II for Date of Buyback).

2.	The “Transfer Discount” herein refers to the benefit that Party B is to obtain from the acceptance of the transfer of the receivables calculated with the Transfer Price as base amount. Its formula of calculation is:

Transfer Discount = Transfer Price × Financing Period × Discount Rate.

Where Discount Rate =                             .

3.	The Period of Financing herein shall be from the date of the signing hereof to the Date of Buyback.

4.	The amount of buyback by Party A herein = Transfer Price – amount already recovered on the Date of Buyback or the advanced Date of Buyback proclaimed by Party B.

Article XV

This Agreement shall come into effect after it is signed (affixed seals) by the legal representatives or authorized proxies of both parties.

Article XVI

Any and all disputes arising from the performance hereof shall be settled through consultation between the parties; if no settlement can be reached through consultation, the disputes shall be submitted to the court having jurisdiction over the place where Party B is seated.

Article XVII

This Agreement is executed in              original copies of which each party hereto shall hold one and              duplicate copies for reference.

Party A:	Party B:

Legal Representative:	Legal Representative:

Date:	Date: